FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2010
Date of Report (Date of earliest event reported)

ILX Resorts Incorporated
Exact name of Registrant as specified in its charter

ARIZONA
(State or other jurisdiction of incorporation)

001-13855	86-0564171
(Commission File Number)	(I.R.S. Employer Identification No.)

     2111 E. Highland Avenue, Suite 200, Phoenix, AZ 85016
(Address of principal executive offices)

Registrant's telephone number, including area code   602-957-2777

Item 8.01 Other Events

On Thursday January 7, 2010 the Company stipulated to terms in the U.S. Bankruptcy Court, subject to a contingency period which expired at the close of business on January 12, 2010, which provide that it will file a joint plan of reorganization with its largest creditor, Textron Financial Corporation.  If such plan is approved, the Company will sell the majority of its assets to Diamond Resorts Corporation.  The parties expect to file with the bankruptcy court the joint plan of reorganization containing the details of the proposed transaction in the near future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILX Resorts Incorporated

Date: 1/13/10	/s/ Nancy J. Stone
Nancy J. Stone President